                                                                    Exhibit 10.3

                          MANAGEMENT SERVICES AGREEMENT

        THIS MANAGEMENT SERVICES AGREEMENT ("AGREEMENT") is made and entered into effective as of the 11th day of April, 2001 (the "EFFECTIVE DATE"), by and between JCM Partners, LLC, a Delaware limited liability company (the "COMPANY"), and Computer Management Corporation, a California corporation ("CMC").

        In consideration of the promises herein made and on the terms and subject to the conditions herein contained, the Company and CMC hereby agree as follows:

        1. Engagement. The Company hereby retains CMC for the period commencing on the Effective Date and continuing through April 30, 2002, subject to termination as provided under Section 4 below. CMC accepts such engagement.

        2. Duties.

            (a) CMC will employ Gayle M. Ing ("ING") to act as the Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company and cause Ing to report directly to the Company's Board of Managers ("BOARD"). Ing will have the day-to-day responsibility for the management and direction of the Company as well as such other duties and responsibilities commensurate with her positions with the Company.

            (b) Ing will perform her duties in conformity with the reasonable and appropriate directions of the Board. Ing will devote all of her working time, attention and energies to the business and affairs of the Company.

            (c) Ing will, subject to reasonable travel requirements on behalf of the Company, be based at the Company's offices in Concord, California.

        3. Compensation.

            (a) Fee. The Company will pay to CMC a fee (the "FEE") at the monthly rate of twenty five thousand dollars ($25,000) per month, payable semi-monthly on the 15th and last day of each month, except that the first Fee shall be paid on April 30, 2001 and shall cover the period from April 16, 2001 to April 30, 2001. CMC agrees and acknowledges that it has received all compensation, and has been reimbursed all expenses, due or otherwise owing to it for CMC's services to the Company prior to April 16, 2001. The Company will not withhold any taxes from the Fee.

            (b) Benefits. CMC will be responsible for payment of Ing's withholding obligations and health benefits.

            (c) Directors and Officers Insurance; Indemnity. The Company will maintain at least $5,000,000 of directors and officers insurance coverage and $5,000,000 of liability insurance. The Company will name CMC as an additional insured. Subject to the exceptions specified in the Company's form of Indemnification Agreement, the Company will indemnify, defend and hold CMC and Ing harmless against any claims, costs (including legal fees) or liabilities respecting CMC's or Ing's actions on behalf of the Company.

            (d) Reimbursement. The Company will reimburse CMC for its reasonable Company-related expenses.

        4. Termination.

            (a) Termination at Will by Either Party. The Company may terminate this Agreement, for any reason or for no reason, upon 30 days' written notice to CMC; provided, however, that nothing in this Agreement shall limit or restrict the ability of the Board to terminate Ing's officer and other positions with the Company at any time and without prior notice. CMC may terminate this Agreement, for any reason or for no reason, upon 90 days' written notice to the Company.

            (b) Death or Permanent Disability of Ing. This Agreement will terminate automatically upon the death or permanent disability of Ing. Ing will be deemed permanently disabled for the purpose of this Agreement if in the good faith determination of the Board, Ing has become physically or mentally incapable of performing her duties hereunder for a continuous period of 90 days, in which event Ing will be deemed permanently disabled upon the expiration of such 90-day period. In the event of a termination of this Agreement due to the death or permanent disability of Ing, CMC will be entitled only to the Fee earned through the date of such death or permanent disability in accordance with
Section 3.

            (c) Compensation Upon Termination. Upon termination of this Agreement, CMC will be entitled to: (A) the compensation provided for in Section 3(a) hereof for the period of time ending with the date of termination; and (B) reimbursement for such expenses as CMC may have properly incurred on behalf of the Company as provided in Section 3(d) above prior to the date of termination.

        5. Assignment and Transfer.

            (a) Company. This Agreement may not be assigned by the Company to any purchaser of all or substantially all of the Company's business or assets without the written consent of CMC.

            (b) CMC. CMC's rights and obligations under this Agreement will not be transferable by CMC by assignment or otherwise, except with the prior written consent of the Company. Any purported assignment, transfer or delegation thereof will be void.

        6. Confidentiality. CMC agrees that all trade secrets, confidential or proprietary information with respect to the activities and businesses of the Company including, without limitation, personnel information, business plans, marketing plans, forecasts, strategies and information which have been or are learned by CMC in the course of its employment by the Company (collectively, "PROPRIETARY INFORMATION") will be kept and held in confidence and trust by CMC. CMC will not use or disclose Proprietary Information except as necessary in the normal course of the business of the Company for its sole and exclusive benefit, unless CMC is compelled so to disclose under process of law, in which case CMC will first notify the Company promptly after receipt of a demand to so disclose. CMC agrees and acknowledges that it will cause Ing to comply with the terms of
Section 6 of this Agreement.

        7. Arbitration. Any dispute hereunder will be submitted to binding arbitration before a single arbitrator in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, provided that: (i) the arbitrator will be instructed and empowered to take whatever steps to expedite the arbitration as he or she deems reasonable; (ii) each party will pay fifty percent (50%) of the fees of the arbitration; (iii) the arbitrator's judgment will be final and binding upon the parties, except that it may be challenged on the grounds of fraud or gross misconduct; and (iv) the arbitration will be held in San Francisco, California. Judgment upon any verdict in arbitration may be entered in any court of competent jurisdiction. The parties hereby consent to the jurisdiction of, and proper venue in, the federal and state courts located in San Francisco, California. The procedures specified in this Section 7 will be the sole and exclusive procedures for the resolution of disputes and controversies between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action the parties will continue to participate in good faith in the procedures specified in this Section 7.

        8. Independent Contractor. It is the express intention of the parties that CMC is an independent contractor and neither it nor Ing are employees of the Company. CMC reserves the right to determine the method, manner and means by which the services will be performed. CMC shall not be entitled to employ anyone other than Ing to perform the services provided by this Agreement, without the express written consent of the Company. Unless specifically requested by the Company, CMC is not required to perform the services during a fixed hourly or daily time.

        9. Miscellaneous.

            (a) Governing Law; Interpretation. This Agreement will be governed by the substantive laws of the State of California applicable to contracts entered into and fully performed in such jurisdiction. The headings and captions of the Sections of this Agreement are for convenience only and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof. This Agreement will be construed as a whole, according to its fair meaning, and not in favor of or against any party, regardless of which party may have initially drafted certain provisions set forth herein.

            (b) Notices. Any notice, request, claim or other communication required or permitted hereunder will be in writing and will be deemed to have been duly given if delivered by hand or if sent by Federal Express to CMC at the address set forth below its signature, or to the Company at its address as set forth below its signature, or to such other address or addresses as either party may have furnished to the other in writing in accordance herewith.

            (c) Entire Agreement; Amendments. This Agreement constitutes the final and complete expression of all of the terms of the understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement replaces and supersedes any and all prior or contemporaneous negotiations, communications, understandings, obligations, commitments, agreements or contracts, whether written or oral, between the parties respecting the subject matter hereof. This Agreement may not be modified, amended, altered or supplemented except by means of the execution and delivery of a written instrument mutually executed by both parties.

            (d) Attorneys' Fees. In the event it becomes necessary for any party to initiate arbitration or any other proceeding to enforce, defend or construe such party's rights or obligations under this Agreement, the prevailing party (i.e., the party receiving substantially the benefits or relief sought by that party), except as provided in clause (ii) of Section 7 of this Agreement, will be entitled to its reasonable costs and expenses, including attorneys' fees, incurred in connection with such arbitration or proceeding whether or not brought to final judgment.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



JCM PARTNERS, LLC, a Delaware limited      COMPUTER MANAGEMENT
liability company                          CORPORATION, a California corporation


By:                                        By:
   ----------------------------------          ---------------------------------
Name: Marvin Helder                        Name: Michael Vanni
Its: Vice Chairman of the Board            Its: President

2151 Salvio Street, Suite 325              614 Castro Street
Concord, CA 94522-3000                     San Francisco, CA 94114
Fax: (925)  676-1744                       Fax: (415) 431-8758